UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 31, 1997

Commission File Number:    333-05581


                             GOLDEN BEAR GOLF, INC.
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             (Exact name of Registrant as specified in its charter)


               Florida                                   65-0680880
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   (State or other jurisdiction of                (I.R.S. Employer
   incorporation or organization)                  Identification Number)


11780 U.S. Highway One, North Palm Beach, Florida                    33408
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  (Address of principal executive offices)                         (Zip Code)


                                 (561) 626-3900
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              (Registrant's telephone number, including area code)


                                 Not Applicable
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              (Former name, former address and former fiscal year,
                         if changed since last report)


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ITEM 2.      ACQUISITION OR DISPOSITION OF ASSETS

OASIS GOLF CENTER

On January 31, 1997, Golden Bear Golf, Inc. (the "Company") consummated the acquisition of certain assets utilized in connection with Oasis Golf Center (an existing "dome" type golf practice and instruction facility located in Plymouth, Michigan) and the lease of the related real property, in accordance with an agreement dated as of January 27, 1997, among the Company, All in Fun Enterprises, Inc. ("All in Fun") and a shareholder of All in Fun. The total purchase price for the assets was $3.2 million of which $1.0 million was paid in cash at the closing and the remainder is evidenced by a non-interest bearing installment of $200,000 due on August 1, 1997, another non-interest bearing installment of $1.0 million due on May 1, 1998 and a $1.0 million promissory note. Principal under the promissory note is payable in two $500,000 installments due two years and four years from the date of closing. The note is secured by substantially all of the assets acquired in the transaction and bears interest at 9% per annum, payable quarterly. For financial statement purposes, interest at a rate of 9% per annum has been imputed on the non-interest bearing installment of $1.0 million due May 1, 1998, reducing the present value of this obligation to approximately $900,000.

The cash portion of the purchase price was funded from the proceeds of the Company's recent initial public offering. The fair value of net assets acquired (substantially all property and equipment) was approximately $1.7 million which resulted in the recording of goodwill in the amount of $1.4 million.

In connection with the asset purchase transaction, the Company also entered into a new ground lease for the real property underlying the golf center facilities. The ground lease is for a term of 20 years and provides for rent starting at $300,000 for the first lease year, with increases each subsequent year based on increases in the Consumer Price Index. The Company also entered into a sublease agreement for certain additional real property contiguous to the golf center facilities. The sublease term is for 20 years, although the lessor may terminate the sublease by providing 90 days notice, subject to certain limitations. Rent under the sublease is $30,000 per year for the term of the lease. The primary ground lease and related sublease for additional property are both with All in Fun, which has granted the Company the right of first refusal with respect to proposed sales of both properties.

The Company also entered into a consulting agreement with a shareholder of All in Fun to perform various services in connection with the acquisition and development of other new dome type golf center facilities. The term of the agreement and compensation thereunder are based on meeting certain performance objectives with respect to the acquisition and development of new golf centers.

OTHER GOLF CENTER ACQUISITIONS

In addition to the acquisition of Oasis Golf Center, the Company also recently acquired four other golf center facilities in separate, unrelated transactions, as previously announced. On November 20, 1996, the Company entered into an agreement to assume a long-term lease for certain real property located in College Park, Maryland, upon which the Company plans to build a golf center. The remaining term of the lease expires on December 29, 2015. The rent due under the lease is equal to $25,000 per year plus 2% of the project's annual revenues attributable to food services and merchandise sales, plus 5% of all other annual revenues associated with the operation of the project. In addition, under the terms of a related finder's agreement, the Company will be obligated to pay a percentage of the project's annual gross revenues, as follows: 18% of miniature golf and driving range revenues, 6% of food services and lessons, together with 4% of retail merchandise sales, subject to certain adjustments and scheduled increases based on the Consumer Price Index for the duration of such periods as the Company owns and operates the facility.


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



OTHER GOLF CENTER ACQUISITIONS (CONTINUED)

On December 31, 1996, certain assets utilized in connection with Pop's Golf Center located in Lake Park, Florida were acquired for a total purchase price of approximately $762,000 in cash and a profit participation obligation payable to one of the former shareholders of the golf center, requiring payment of amounts equal to the greater of $50,000 per year or 4.5% of the project's gross annual revenues for the duration of such periods as the Company owns and operates the facility. On December 31, 1996, the Company also acquired MacDivott's Golf Center located in Royal Oak, Michigan in a stock purchase transaction for a total purchase price of $1.45 million of which $1.1 million was paid in cash and the remainder is evidenced by a $350,000 secured promissory note due in three years with interest at prime plus 0.5% per annum, payable quarterly. The Company entered into ground lease agreements for the real property underlying both of these acquired golf centers.

In addition, on January 1, 1997, the Company entered into a long-term lease agreement for certain assets and the underlying real property utilized in connection with Sunset Golf Center located in Beaverton, Oregon. The lease provides for a term of 20 years, with rent based on the greater of a minimum base rent or a percentage of the gross revenues of the project. Minimum base rent starts at $175,000 for the first lease year with scheduled increases for subsequent lease years. Under the terms of the lease agreement, the Company is required to invest at least $500,000 in improvements to the property prior to the end of the second lease year.

ITEM 7.      FINANCIAL STATEMENTS AND EXHIBITS

   (c)   Exhibits

         The Company will furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.

         10 Agreement, dated as of January 27, 1997, between Golden Bear Golf Centers, Inc., All in Fun Enterprises, Inc. and Brian Ashley.

         99 Press Release, dated January 6, 1997, reporting the acquisition by Golden Bear Golf, Inc. of four new golf centers.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               GOLDEN BEAR GOLF, INC.




                               /S/JACK P. BATES
                               -----------------------------------------
                               Jack P. Bates
                               Senior Vice President and Chief Financial Officer

                               Date:  February 14, 1997
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                               INDEX TO EXHIBITS

     EXHIBITS
     NUMBER                DESCRIPTION
     ------                -----------

         10 Agreement, dated as of January 27, 1997, between Golden Bear Golf Centers, Inc., All in Fun Enterprises, Inc. and Brian Ashley.

         99 Press Release, dated January 6, 1997, reporting the acquisition by Golden Bear Golf, Inc. of four new golf centers.